Exhibit 10.2

Execution Version

AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT

This AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 14, 2022, by and among Caravelle International Group, a Cayman Islands exempted company (“PubCo”), Caravelle Group Co., Ltd., a Cayman Islands exempted company (the “Company”), Pacifico Acquisition Corp., a Delaware corporation (the “SPAC”), Pacifico Capital LLC, a Delaware limited liability company (the “Sponsor”), and the other undersigned parties who hold Subject Shares (as defined below) together with the Sponsor (such other parties, the “Insiders” and together with the Sponsor, the “Founder Holders”).

WHEREAS, on April 5, 2022, PubCo, SPAC, Pacifico International Group, a Cayman Islands exempted company and a wholly-owned subsidiary of the PubCo (“Merger Sub 1”), Pacifico Merger Sub 2 Inc., a Delaware corporation and a wholly-owned subsidiary of the of PubCo (“Merger Sub 2”) and the Company, have entered into an Agreement and Plan of Merger which was amended by the Amended and Restated Agreement and Plan of Merger dated August 15, 2022 (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement) pursuant to which, among other things, Merger Sub 1 will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of PubCo (the “Initial Merger”), and Merger Sub 2 will merge with and into SPAC, with SPAC continuing as the surviving entity and a wholly-owned subsidiary of PubCo (the “SPAC Merger” and together with the Initial Merger, the “Transactions” or “Mergers,” or “Merger” as applicable); and

WHEREAS, each Founder Holder is, as of the date of this Agreement, the sole legal owner of the number of outstanding shares of common stock of the SPAC (“SPAC Common Stock”) set forth opposite such Founder Holder’s name on Schedule A hereto (such SPAC Common Stock owned by the Founder Holders, together with any additional shares of SPAC Common Stock or other SPAC capital stock (including any securities convertible into or exercisable or for SPAC Common Stock or other capital stock), whether by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Founder Holders after the date hereof and prior to the Agreement End Date being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, PubCo, SPAC and the Company had requested that each Founder Holder enter into and entered into certain Sponsor Support Agreement (the “Original Support Agreement”) on April 5, 2022.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree to amend and restate the Original Support Agreement in its entirety as follows:

ARTICLE I

Representations and Warranties of Each Founder Holder

Each Founder Holder hereby represents and warrants, severally and not jointly, to the Company, PubCo and the SPAC as follows:

1.1 Organization and Standing; Authorization. Such Founder Holder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Founder Holder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware or other state of its formation, (ii) has all requisite corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Founder Holder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Founder Holder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Founder Holder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Founder Holder, enforceable against such Founder Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Founder Holder is required to be obtained or made in connection with the execution, delivery or performance by such Founder Holder of this Agreement or the consummation by such Founder Holder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Founder Holder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents of such Founder Holder, if and as applicable (collectively, the “Organizational Documents”), (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to such Founder Holder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Founder Holder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Founder Holder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Founder Holder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Founder Holder has sole legal and beneficial ownership of the Subject Shares set forth opposite such Founder Holder’s name on Schedule A hereto, and all such Subject Shares are owned by such Founder Holder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of SPAC or applicable federal or state securities laws. Other than the Subject Shares, such Founder Holder does not legally or beneficially own any SPAC Common Stock or any other SPAC capital stock or securities that are convertible into or exercisable or for SPAC Common Stock or other capital stock. Such Founder Holder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the Organizational Documents of the SPAC.

1.6 Merger Agreement. Such Founder Holder understands and acknowledges that PubCo, SPAC and the Company are entering into the Merger Agreement in reliance upon such Founder Holder’s execution and delivery of this Agreement. Such Founder Holder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. Each of the Founder Holders is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, PubCo and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC, PubCo or the Company and based on such information as such Founder Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Founder Holder acknowledges that SPAC, PubCo and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each of the Founder Holders acknowledges that the agreements contained herein with respect to the Subject Shares held by such Founder Holder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Founder Holders, PubCo and the Company as follows:

2.1 Organization and Standing. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, other than the SPAC Stockholders’ Approval, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms and subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of Organizational Documents of SPAC, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to the Founder Holders, PubCo and SPAC as follows:

3.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under Cayman Islands law. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and, other than the Company Written Consent, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties of PubCo

The PubCo hereby represents and warrants to the Founder Holders, Company and SPAC as follows:

4.1 Organization and Standing. The PubCo is an exempted company duly incorporated, validly existing and in good standing under Cayman Islands law. The PubCo has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The PubCo is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

4.2 Authorization; Binding Agreement. The PubCo has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the PubCo and no other corporate proceedings on the part of the PubCo are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the PubCo and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the PubCo, enforceable against the PubCo in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of the PubCo is required to be obtained or made in connection with the execution, delivery or performance by the PubCo of this Agreement or the consummation by the PubCo of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the PubCo to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

4.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the PubCo will not (a) conflict with or violate any provision of Organizational Documents of the PubCo, (b) conflict with or violate any Law, Governmental Order or required consent or approval applicable to the PubCo or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the PubCo under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the PubCo under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the PubCo, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the PubCo to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE V

Agreement to Vote; Certain Other Covenants of the Founder Holders

Each Founder Holder covenants and agrees with SPAC, PubCo and the Company during the term of this Agreement as follows:

5.1 Agreement to Vote.

(a) In Favor of Merger. At any meeting of the stockholders of SPAC called to seek the SPAC Stockholders’ Approval, or at any adjournment thereof, or in connection with any written consent of the stockholders of SPAC or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Agreements, the Merger, or any other Transactions is sought, each Founder Holder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the SPAC Stockholders’ Approval or, if there are insufficient votes in favor of granting the SPAC Stockholders’ Approval, in favor of the adjournment or postponement of such meeting of the stockholders of SPAC to a later date but not past the Agreement End Date.

(b) Against Other Transactions. At any meeting of stockholders of SPAC or at any adjournment thereof, or in connection with any written consent of the stockholders of SPAC or in any other circumstances upon which such Founder Holder’s vote, consent or other approval is sought, such Founder Holder shall vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any shares of SPAC capital stock, or, in case of a public offering only, a newly-formed holding company of SPAC or such material Subsidiaries, other than in connection with the Transactions, (ii) any Alternative Transaction relating to SPAC, and (iii) other than any amendment to Organizational Documents of SPAC expressly permitted under the terms of the Merger Agreement, any amendment of Organizational Documents of SPAC or other proposal or transaction involving SPAC or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Agreement, the Mergers, any other Transactions or change in any manner the voting rights of any class of SPAC’s share capital.

(c) Revoke Other Proxies. Each Founder Holder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of SPAC.

5.2 No Transfer. Other than (x) pursuant to this Agreement, (y) upon the written consent of the Company or (z) to an Affiliate of such Founder Holder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement to the same extent as such Founder Holder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, such Founder Holder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of (including by gift, tender or exchange offer, merger or operation of law), directly or indirectly, encumber or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of SPAC, (iii) take any action that would make any representation or warranty of such Founder Holder herein untrue or incorrect, or have the effect of preventing or disabling such Founder Holder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Founder Holder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Founder Holder agrees with, and covenants to, SPAC, PubCo and the Company that such Founder Holder shall not request that SPAC register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares. Each Founder Holder hereby agrees not to, and not to permit any Person under such Founder Holder’s control to deposit any of such Founder Holder’s Subject Shares in a voting trust or subject any of the Subject Shares owned beneficially or of record by such Founder Holder to any arrangement with respect to the voting of such Subject Shares other than agreements entered into with Company.

5.3 No Solicitation. Prior to the Agreement End Date, each Founder Holder agrees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the Company, PubCo, Merger Sub 1, Merger Sub 2, the Company’s Affiliates and their respective Representatives) any nonpublic information relating to the SPAC or its Subsidiaries, in connection with any Acquisition Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Acquisition Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Acquisition Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of SPAC capital stock intending to facilitate any Acquisition Proposal or cause any holder of shares of SPAC capital stock not to vote to adopt the Merger Agreement and approve the Merger, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of SPAC that takes any action in support of an Acquisition Proposal or (vii) otherwise resolve or agree to do any of the foregoing. Each Founder Holder shall promptly (and in any event within 48 hours) notify the Company after receipt by such Founder Holder of any Acquisition Proposal, any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the SPAC or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal. Thereafter, such Founder Holder shall keep the Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Founder Holder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Founder Holder or its Representatives with any parties conducted prior to the date hereof with respect to any Acquisition Proposal. Notwithstanding anything contained herein to the contrary, (i) no Founder Holder shall be responsible for the actions of SPAC or its board of directors (or any committee thereof), any Subsidiary of SPAC, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “SPAC Related Parties”), including with respect to any of the matters contemplated by this Section 5.3, (ii) no Founder Holder makes any representations or warranties with respect to the action of any of the SPAC Related Parties and (iii) any breach by SPAC of its obligations under the Merger Agreement shall not be considered a breach of this Section 5.3 (for the avoidance of doubt, it being understood that each Founder Holder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a SPAC Related Party) of this Section 5.3.

5.4 Support of Mergers. Prior to the Agreement End Date, each Founder Holder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonable necessary to consummate the Mergers on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers set forth under the Merger Agreement.

5.5 Waiver of Appraisal and Dissenters’ Rights. Each of the Founder Holders hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Section 262 of the DGCL and any other similar statute in connection with the Merger and the Merger Agreement.

5.6 No Redemption. Each of the Founder Holders irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Founder Holder shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such Founder Holder or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

5.7 New Shares. In the event that prior to the Closing (i) any shares of SPAC capital stock or other securities of SPAC are issued or otherwise distributed to such Founder Holder pursuant to any stock dividend or distribution, or any change in any of the SPAC shares of capital stock by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) such Founder Holder acquires legal or beneficial ownership of any SPAC securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (iii) such Founder Holder acquires the right to vote or share in the voting of any SPAC shares of capital stock after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into), unless the inclusion of the New Securities in the definition of “Subject Shares” would violate Tender Offer Compliance and Disclosure Interpretation 166.01. In the event that New Securities cannot be included in the term “Subject Shares” due to Tender Offer Compliance and Disclosure Interpretation 166.01, such New Securities shall not be voted by the holder thereof.

5.8 Waiver of Anti-Dilution Protection. Each of the Founder Holders hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the Organizational Documents of SPAC in connection with the Transactions. Each Founder Holder acknowledges and agrees that (i) this Section 5.8 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Organizational Documents SPAC in connection with the Transactions; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

5.9 Lock-Up. Subject to the consummation of the SPAC Merger, each Founder Holder shall be restricted from selling, transferring or otherwise disposing of, directly or indirectly, any PubCo Ordinary Shares converted into or received by such Founder Holder as a result of the SPAC Merger (the “Lock-up Shares”) in the same way as set forth in the lock-up provisions of SPAC’s Form S-1 filed with SEC. Each Founder Holder hereby authorizes and requests SPAC or the Company to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Lock-up Shares.

ARTICLE VI

Additional Agreements of the Parties

6.1 Letter Agreement. The Sponsor and SPAC hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary that certain letter agreement dated September 13, 2021, by and among the Sponsor and SPAC (the “Letter Agreement”), except as otherwise provided for under this Agreement, the Merger Agreement or any Ancillary Agreement.

6.2 Termination. This Agreement shall terminate upon the earliest of (i) the unanimous written agreement of all the parties hereto and (ii) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a willful breach of this Agreement.

6.3 Further Assurances. Each Founder Holder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC, PubCo or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of SPAC or the DGCL) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other Transaction.

ARTICLE VII

General Provisions

7.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, PubCo and SPAC in accordance with Section 11.3 of the Merger Agreement and to such Founder Holder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

7.2 Disclosure. Each of the Founder Holders authorized SPAC, PubCo and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Founder Holder’s identity and ownership of the Subject Shares and the nature of the Founder Holder’s obligations under this Agreement; provided, that prior to any such publication or disclosure SPAC, PubCo and the Company have provided the Founder Holder with an opportunity to review and comment on such announcement or disclosure, which comments SPAC, PubCo and the Company will consider in good faith.

7.3 Miscellaneous. The provisions of Sections 11.4 –11.8, 11.10 - 17 of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PACIFICO ACQUISITION CORP.

Signature:
Name:	Edward Cong Wang
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CARAVELLE INTERNATIONAL GROUP

Signature:
Name:	Edward Cong Wang
Title:	Director

[Signature Page to Amended and Restated Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CARAVELLE GROUP CO., LTD.

Signature:
Name:	Guohua Zhang
Title:	CEO

[Signature Page to Amended and Restated Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PACIFICO CAPITAL LLC

Signature:
Name:	Edward Cong Wang
Title:	Member

[Signature Page to Amended and Restated Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

OTHER INSIDERS:

Edward Cong Wang

Yi Zhong

Raymond J. Gibbs

Shiyun Shao

Yue Tang

[Signature Page to Amended and Restated Sponsor Support Agreement]

Schedule A

Name of Founder Holder	Number of Share of SPAC Common Stock
Pacifico Capital LLC	1,652,500
Edward Cong Wang	10,000
Yi Zhong	5,000
Raymond J. Gibbs	10,000
Shiyun Shao	5,000
Yue Tang	5,000

Addresses for Notice:

Pacifico Capital LLC
521 Fifth Avenue 17th Floor
New York, NY 10175
Attn: Edward Cong Wang
Email: edwardwang@pacificocorp.com

Others

Edward Cong Wang
c/o Pacifico Capital LLC
521 Fifth Avenue 17th Floor
New York, NY 10175
Attn: Edward Cong Wang
Email: edwardwang@pacificocorp.com

Yi Zhong
c/o Pacifico Capital LLC
521 Fifth Avenue 17th Floor
New York, NY 10175
Attn: Yi Zhong
Email: Zhongyi@pacificocorp.com

Raymond J. Gibbs
c/o Pacifico Capital LLC
521 Fifth Avenue 17th Floor
New York, NY 10175
Attn: Raymond J. Gibbs
Email: Raymondjohngibbs@pacificocorp.com

Shiyun Shao
c/o Pacifico Capital LLC
521 Fifth Avenue 17th Floor
New York, NY 10175
Attn: Shiyun Shao
Email: Stephanieshao@pacificocorp.com

Yue Tang
c/o Pacifico Capital LLC
521 Fifth Avenue 17th Floor
New York, NY 10175
Attn: Yue Tang
Email: Lauratang@pacificocorp.com

Sch. A-1